UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
of the

SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: March 10, 2004

INVESTNET, INC.
(Exact Name of Registrant as Specified on its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation or Organization)

000-33097	87-0650263
(Commission File Number)	(IRS Employer Identification Number)

Terence Ho, Chief Executive Officer
900-789 West Pender Street, Vancouver, British Columbia V6C 1H2

(Address of Principal Executive Offices)

(604) 685-8182

(Registrant’s Telephone Number, Including Area Code)

ITEM 4. Changes in Registrant’s Certifying Accountant

On March 10, 2004, InvestNet, Inc. (“Company”) dismissed Tanner + Co. (“Tanner”) the independent auditors previously engaged to audit the Company’s financial statements and retained Amisano Hanson (“Amisano”) as the independent auditors to replace Tanner. The Company’s board of directors approved the change of auditors from Tanner to Amisano.

The audit reports of Tanner on the Company’s financial statements for the fiscal years ending December 31, 2002 and December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except such reports were modified to include an explanatory paragraph for a going concern uncertainty.

In connection with the audits of the fiscal years ending December 31, 2002 and December 31, 2001 including the subsequent interim periods since engagement through March 10, 2004, the date of dismissal, the Company had no disagreements with Tanner with respect to accounting or auditing issues of the type discussed in Item 304(a)(iv) of Regulation S-B. Had there been any disagreements that were not resolved to their satisfaction, such disagreements would have caused Tanner to make reference in connection with their opinion to the subject matter of the disagreement. In addition, during that time there were no reportable events (as defined in Item 304(a)(1)(iv) of Regulation S-B).

During the fiscal years ending December 31, 2002 and December 31, 2001 including the subsequent interim periods since engagement through March 10, 2004, the date of Tanner’s dismissal, and prior to the appointment of Amisano, the Company (or anyone on its behalf) did not consult with Amisano regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B. Since there were no disagreements or reportable events (as defined in Item 304(a)(2) of Regulation S-B), the Company did not consult Amisano in respect to these matters during the time periods detailed herein.

The Company provided Tanner with a copy of this report prior to filing it with the Securities and Exchange Commission (“Commission”). The Company requested that Tanner furnish the Company with a letter to the Commission stating whether Tanner agrees with the above statements. A copy of that letter dated March 12, 2004 is filed as an Exhibit to this Form 8-K.

ITEM 7. Exhibits

The following exhibit is included as part of this report:

Exhibit No.	Page No.	Description
16(i)	Attached	Letter from Tanner stating that it has reviewed the Form 8-K and has no objection to the statements made within said Form 8-K.

Dated: March 12, 2004

Investnet, Inc
A Nevada corporation

By: /s/ Terence Ho

Terence Ho, Chief Executive Officer